UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2025

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Technology Drive, Suite 110 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2025, ReShape Lifesciences Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors (i) 2,575,107 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants to purchase up to 2,575,107 shares of Common Stock at an initial exercise price of $5.83 per share (the “Warrants”), subject to adjustment as set forth in the Warrants. The securities were sold as part of units at a price of $2.33 per unit. The offering closed on February 18, 2025.

The Warrants, which are not exercisable unless and until approved by the Company’s stockholders, will expire on the later of (i) 12 days after date of stockholder approval and (ii) the earlier of (x) the closing date of the Company’s previously announced merger with Vyome Therapeutics, Inc. and (y) 60 days after the date of stockholder approval. The exercise price of the Warrants will be subject to adjustment on the date that is four trading days after stockholder approval is obtained (the “Reset Date”), if the lowest volume weighted average price (“VWAP”) for the Company’s Common Stock during the period beginning four trading days prior to the effective date of stockholder approval and ending four trading days after the effective date of stockholder approval is lower than the then exercise price of the warrants, in which case, on the Reset Date, the exercise price of the Warrants will be reset (subject to a floor of $1.25 per share) to equal such lowest VWAP and the number of shares of Common Stock underlying the Warrants will be increased so that the reset exercise price multiplied by increased number of shares equals the aggregate exercise price that would have resulted from the full exercise of the Warrants immediately prior to the Reset Date. The Warrants also contain certain mechanisms for cashless exercise, including alternative cashless exercise pursuant to which holders of warrants have the option, upon exercise and for no additional cash consideration, to receive an aggregate number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise of the Warrant (as adjusted on the Reset Date, as applicable) and (y) 1.2.

The offering was made pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-284362), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 14, 2025, and a registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which was filed with the SEC and became effective upon filing on February 14, 2025. The final prospectus relating to the offering was filed with the SEC on February 18, 2025, and may be obtained from the SEC’s website at http://www.sec.gov or from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

The gross proceeds from the offering were approximately $6.0 million, before deducting the placement agent fees and offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, including expenses related to the Company’s previously announced proposed merger with Vyome Therapeutics, Inc. and sale of substantially all of the Company’s assets to Ninjour Health International Limited, provided that the Company must use up to 50% of the net proceeds from the offering to prepay the amount it owes to Ascent Partners under the Company’s previously announced secured convertible note transaction.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

On February 15, 2025, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”), with Maxim Group LLC (“Maxim” or the “Placement Agent”) for Maxim to act as the Company’s exclusive placement agent in connection with the offering. Pursuant to the terms of the Placement Agency Agreement, Maxim received a cash fee equal to up to 7.0% of the gross proceeds received by the Company from the sale of the securities in offering, as well as reimbursement for certain expenses, and warrants to purchase up to 128,755 shares of Common Stock, which is equal to 5.0% of the aggregate amount of shares of Common Stock issued in the offering, at an exercise price of $5.83 per share (the “Placement Agent Warrant”). The Placement Agent Warrant has the same exercise price and substantially the same terms as the Warrants issued in this offering.

The foregoing description of the Purchase Agreement, Warrants, Placement Agency Agreement and Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Warrants, Placement Agency Agreement and Placement Agent Warrant, which are filed as Exhibits 10.1, 4.1, 1.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 15, 2025, the Company issued a press release announcing the pricing of the units in the Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agency Agreement (filed herewith)
4.1	Form of Warrant (incorporated by reference to Exhibit 4.32 to Amendment No. 2 to Registration Statement on Form S-1 filed by ReShape Lifesciences Inc. on February 13, 2025)
4.2	Form of Placement Agent Warrant (filed herewith)
10.1	Form of Securities Purchase Agreement, by and between ReShape Lifesciences Inc. and the investors in the offering (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to Registration Statement on Form S-1 filed by ReShape Lifesciences Inc. on February 13, 2025)
99.1	Press Release dated February 15, 2025 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Date: February 20, 2025